Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Pfizer Inc.:

We consent to the use of our audit report dated August 10, 2012 on the combined financial statements of Zoetis Inc., (the animal health business unit of Pfizer Inc.) as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

New York, New York

January 28, 2013